                                                                   EXHIBIT 23.01

                                    CONSENT

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 26, 1995, included in the Oklahoma Gas and Electric Company Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

                                                          ARTHUR ANDERSEN

Oklahoma City, Oklahoma

June 2, 1995

                                                                   EXHIBIT 23.01

                                    CONSENT

         We hereby consent to the use of our name in the Registration Statement, including the accompanying Prospectus, of Oklahoma Gas and Electric Company to be filed with the Securities and Exchange Commission and to which this consent is filed as an Exhibit and to the use of our opinion filed as
Exhibit 5.01 to the Registration Statement.

                                                      RAINEY, ROSS, RICE & BINNS

Oklahoma City, Oklahoma

June 2, 1995                                          By: /s/ HUGH D. RICE